CONFORMED COPY

AMENDMENT NO. 2 TO THE AGENCY AGREEMENT

     AMENDMENT NO. 2, dated as of April 10, 2002, to the Agency Agreement, dated as of July 17, 1997, as amended by Amendment No. 1, dated as of April 10, 2001 (the “Agency Agreement”), among MBNA America Bank, National Association (the “Bank”), Bank One Trust Company, N.A. (successor-in-interest to The First Chicago National Bank of Chicago) (“Bank One”) as global agent (the “Global Agent”), Bank One, NA, London Branch (“Bank One London”) acting through its specified office in London as paying agent (“London Paying Agent”) and as issuing agent (the “London Issuing Agent”), Bank One acting through its specified office in New York as registrar (the “Registrar”) and paying agent (the “New York Paying Agent”) and Crédit Agricole Indosuez (“Crédit Agricole”) in its capacity as transfer agent (the “Transfer Agent”) and as paying agent (the “Luxembourg Paying Agent”; and together with the London Paying Agent and the New York Paying Agent, the “Paying Agents”; individually, a “Paying Agent”).

W I T N E S S E T H

     WHEREAS, the Bank has agreed to issue and sell its Bank Notes (the “Notes”) subject to, and with the benefit of, the Agency Agreement; and

     WHEREAS, the Bank, the Global Agent, the Paying Agents, the Transfer Agent, the London Issuing Agent and the Registrar wish to amend the Agency Agreement in the manner set forth herein;

     NOW THEREFORE, the parties hereto hereby agree as follows:

     1.     Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agency Agreement.

     2.     Amendments to the Agency Agreement.

     (a)    The Agency Agreement is hereby amended by deleting the WHEREAS Clause (A) in its entirety and substituting in lieu thereof the following:

“(A)	The Bank has entered into an Amended and Restated Dealer Agreement dated as of April 10, 2002 with certain Dealers named therein pursuant to which the Bank may from time to time issue up to US$15,000,000,000 aggregate principal amount (or the equivalent thereof in other currencies) of its Bank Notes (the “Notes”). The Bank may at any time increase the maximum aggregate principal amount of the Notes that may be issued or outstanding at any one time pursuant to the Program (as defined herein); provided, that the Bank shall promptly notify the Agents of any such increase.”

     (b)     The Agency Agreement is hereby amended by adding Barclays Capital Inc., Barclays Bank PLC and Deutsche Bank Securities Inc. to the definition of “Dealer” and by deleting Chase Securities Inc. and Deutsche Banc Alex. Brown Inc. from the definition of “Dealer”.

     3.     Continuing Effect of the Agency Agreement. Except as expressly amended hereby, the provisions of the Agency Agreement are and shall remain in full force and effect.

     4.     Counterparts. This Amendment No. 2 to the Agency Agreement may be executed by the parties hereto in any number of separate counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument.

     5.     GOVERNING LAW. THIS AMENDMENT NO. 2 TO THE AGENCY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to the Agency Agreement as of the date first written above.

THE BANK

MBNA AMERICA BANK, NATIONAL ASSOCIATION

By:	/s/ Thomas D. Wren Name: Thomas D. Wren Title: Vice Chairman and Treasurer

THE GLOBAL AGENT

BANK ONE TRUST COMPANY, N.A.

By:	/s/ Sandra Whalen Name: Sandra Whalen Title: Authorized Officer

THE REGISTRAR AND NEW YORK PAYING AGENT

BANK ONE TRUST COMPANY, N.A.

By:	/s/ Sandra Whalen Name: Sandra Whalen Title: Authorized Officer

THE LONDON PAYING AGENT AND LONDON ISSUING AGENT

BANK ONE, NA, LONDON BRANCH

By:	/s/ Anna Hogg Name: Anna Hogg Title: Assistant Vice President

THE LUXEMBOURG PAYING AGENT AND TRANSFER AGENT

CRÉDIT AGRICOLE INDOSUEZ

By:	/s/ Anna Hogg Name: Anna Hogg Title: Assistant Vice President